Nextel Communications, Inc.
2001 Edmund Halley Drive
Reston, VA 20191

Contacts:

Investors: Paul Blalock (703) 433-4300
Media: Audrey Schaefer (240) 876-1588

Nextel CFO Announces 2004 Subscriber Growth at Investor Conference

- 2.9 Million Total Subscriber Additions in 2004 -
- 2.2 Million from Nextel; 755,000 from Boost Mobile™ -
- 955,000 Total Subscriber Additions in Fourth-Quarter 2004 –
– 595,000 from Nextel; 360,000 from Boost Mobile™ -

PHOENIX - Jan. 11, 2005 - In a speech at the Smith Barney Citigroup Global Entertainment, Media and Telecommunications Conference in Phoenix, Nextel Communications Inc. (NASDAQ: NXTL) executive vice president and CFO Paul Saleh will tell investors that the company ended 2004 with more than 16.2 million total subscribers, including 15 million Nextel subscribers and 1.2 million Boost Mobile customers. During the fourth quarter, Nextel added approximately 595,000 subscribers and approximately 360,000 Boost Mobile customers. Nextel expects to report its full-year results in February.

“Nextel experienced strong demand for our products and services during 2004 adding approximately 2.9 million total subscribers consisting of 2.2 million Nextel subscriber additions and 755,000 Boost Mobile additions,” said Saleh. “To support this and future growth, we also recently completed the nationwide deployment of the new voice coder software which will lead to nearly doubling our cellular capacity.”

To view a live web cast of today’s speech, which begins at 5:50PM EST, please visit www.nextel.com or
http://www.veracast.com/webcasts/sbcitigroup/emt-2005/73211108.cfm

About Nextel
Nextel Communications, a FORTUNE 200 company based in Reston, Va., is a leading provider of fully integrated wireless communications services and has built the largest guaranteed all-digital wireless network in the country covering thousands of communities across the United States. Today 95 percent of FORTUNE 500® companies are Nextel customers. Nextel and Nextel Partners, Inc. currently serve 297 of the top 300 U.S. markets where approximately 260 million people live or work.

About Boost Mobile
Boost Mobile™, an Irvine, Ca.-based division of Nextel Communications (NASDAQ:NXTL), is a provider of quality wireless telecommunications products and services that has gained a zealous following due to Boost’s brand recognition and popularity among today’s youth. Boost’s authentic approach to youth marketing fuses action sports, music, fashion and entertainment to appeal to young consumers in nine U.S. markets where Boost service is currently offered. Boost Mobile offers Boost-branded wireless phones, its signature Boost™ Walkie-Talkie (digital push to talk technology) and Re-Boost™ Pay-As-You-Go cards at retail locations where young people prefer to shop, including national retail and convenience stores, and merchants that focus on youth fashion, music, and action sports-related activities. Boost resonates with its consumers through strategic partnerships with leading youth lifestyle brands such as Quiksilver, Roxy, DUB, Oakley and others. Experience Boost on the Web at www.boostmobile.com.

Nextel and the Nextel logo are trademarks and/or service marks of Nextel Communications, Inc., Boost Mobile, Boost and Re-Boost are trademarks and/or service marks of Boost Worldwide, Inc. All other marks are the property of their respective owners.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments, including the anticipated benefits of our new voice coder technology. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from Nextel’s actual future experience involving any one or more of such matters and subject areas. Nextel has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from Nextel’s current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the performance of our technologies and continued distribution into our customer base of handsets that operate using the 6:1 voice coder for wireless interconnection and the risks that are described from time to time in Nextel reports filed with the SEC, including Nextel’s annual report on Form 10-K for the year ended December 31, 2003 and in the first, second and third quarter 2004 Form 10-Qs. This press release speaks only as of its date, and Nextel disclaims any duty to update the information herein.

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